Exhibit 99.1

Company Overview September 2015

Forward-Looking Statements Some of the statements contained in this presentation constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” or “potential” or the negative of these words or similar words, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we expressly disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in the underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ significantly from any forward-looking statements, see the section entitled “Risk Factors” in our Annual Report or Form 10-K for the year ended December 31, 2014, and our other filings with the Securities and Exchange Commission. This presentation contains statistics and other data that has been obtained from or compiled from information made available by third parties. We have not independently verified such statistics or data. 2

Company Overview – Growth Story

- At the time of the IPO (April 2014), Farmland Partners Inc. (the "Company") owned 7,323 acres and, as of September 18, owned or had under contract a total of 72,423 acres[1] located in the following regions:
  - Corn Belt: 10,281 acres[1]
  - Plains: 21,946 acres
  - Delta: 16,691 acres
  - Southeast: 23,324 acres[1]
  - Other: 181 acres
- Over $340.0 million of real estate assets[1,2]
- Total weighted-average Cap Rate of approximately 4.74%[1,3]
- Weighted-average Cap Rate of post-IPO acquisitions of approximately 5.00%[1,3]
- Total of 41 tenants[1]
- Balance sheet details as of June 30, 2015
  - Total debt of $183.6 million
  - Total cash of approximately $20.8 million
    - Does not include public offering net proceeds of approximately $34.9 million
- Current shares outstanding and market capitalization
  - 16,157,855 fully diluted shares outstanding (including OP units and restricted stock)
  - Market capitalization of $164.0 million[4]
- Dividend increases
  - The dividend for 2Q15 was $0.1275 per share ($0.51 on an annualized basis)
  - This was the second 10% dividend increase since declaring the original dividend of $0.105 in May 2014
  - The Company recently announced a 3Q15 dividend of $0.1275

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(1) Includes farms under contract and pending closing. Aggregate farms under contract total 1,229 acres
(2) Sum of implied purchase price of IPO portfolio (i.e., debt assumed and value of OP units issued based on IPO price per share) and contractual purchase prices of closed acquisitions or farms under contract thereafter ("Purchases Prices") as well as improvement projects either completed by June 30, 2015 or associated with rents increased before June 30, 2015 ("Improvements")
(3) Based on gross asset value, which is calculated by adding the implied purchase price of IPO portfolio and/or Purchase Prices to Improvements
(4) Based on September 18, 2015 closing price of $10.15 and fully diluted shares outstanding

FARMLAND PARTNERS

FPI LISTED NYSE

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Portfolio Growth Portfolio Growth: Acres and Value ($ in millions) 1 Total Acres Portfolio Value 80,000 $400.0 70,000 $350.0 60,000 $300.0 50,000 $250.0 40,000 $200.0 30,000 $150.0 20,000 $100.0 10,000 $50.0 0 $0.0 9/18/15 2 IPO 2Q14 3Q14 4Q14 1Q15 2Q15 (1)Sum of implied purchase price of IPO portfolio (i.e., debt assumed and value of OP units issued based on IPO price per share) and contractual purchase prices of closed acquisitions or farms under contract thereafter (2) Includes farms under contract and pending closing 4 Acres Portfolio Value

Management Overview Members of management have a long history of involvement in farmland acquisitions and management Paul Pittman, Executive Chairman, President and Chief Executive Officer Paul grew up in a farm family and has been buying and operating farms on his own account since 1999. In addition to his roles at Farmland Partners, Paul is also an owner of Pittman Hough Farms, LLC. Before devoting full attention to his farming business, Paul was a public company CFO (Jazz Technologies), investment banker (Merrill Lynch, Wasserstein Perella, ThinkEquity) and lawyer (Sullivan & Cromwell). Paul was also founder and CEO of HomeSphere, an enterprise software company. He has a B.S. in Agriculture from the University of Illinois, a MPP from Harvard University, and a J.D. with Honors from the University of Chicago. Luca Fabbri, Chief Financial Officer, Secretary and Treasurer Luca has been active in the agricultural industry for over a decade, first evaluating farmland investments and then in an operating role as Senior VP of American Agriculture Corporation. Luca was also a tech entrepreneur (Co3 Systems and HomeSphere), served as head of corporate development for a public company (Jazz Technologies), worked as a consultant in technology, finance, and corporate development (Elk Creek Ventures), and worked in investment banking (Merrill Lynch). He has a B.S. with Honors in Economics from the University of Naples (Italy) and an M.B.A. in Finance from the Massachusetts Institute of Technology. Rich Keck, Operations Rich grew up on a family farm in East Central Illinois and funded a portion of his college expenses with a diverse set of jobs in agriculture. Rich began his career in commercial banking with Continental Illinois, which is now part of Bank of America. After leaving banking, Rich spent most of his career in finance and operating roles in the logistics industry (C.H. Robinson) and for technology companies, including three which were acquired by public companies. He has a B.S. with Honors in Accounting from the University of Illinois and a M.B.A. from the University of Chicago. Wade Harrison, Farm Manager (Southeast, Delta, Texas) Wade has been active in the agricultural industry for over two decades. Before joining Farmland Partners, Wade served as the Row Crop Farm Manager (Chess Ag Full Harvest), General Manager and Partner for the operation, growth, and development of a 5,500 acre farm (South Park Farms Inc.), and General Manager and Chief Member overseeing all activities for a heavy equipment rental / leasing and custom farming business (W.W. Planting, LLC). Wade has a B.A. in Political Science from Rhodes College and an M.A. from the University of Memphis. Eric Sarff, Farm Manager (Midwest, Great Lakes) Eric grew up on a family farm in West-Central Illinois, where in addition to traditional row crops, they also produce specialty crops such as popcorn, green beans, and pumpkins. Eric comes to Farmland Partners from The Loranda Group, Inc., a real estate firm based in Bloomington, IL, where he was a sales and acquisitions manager of farms throughout the Midwest, including serving as the sale manager for an auction of a high profile 960 acre farm in East-Central Illinois. Eric has a B.S. in Agribusiness, Farm & Financial Management from the University of Illinois, Urbana-Champaign. Ryan Niebur, Farm Manager (High Plains, Mountains) Ryan is a fourth generation farmer from Eastern Colorado. After college, Ryan began his career by returning to his roots where he started his own family farm and agricultural retail business (Tri-County Ag Inc.). Although Ryan has pursued other interests in the agricultural industry, he still is involved in the daily operations of his family farm. He attended Colorado State University where he received a B.S. in Business Marketing. Jesse Hough, Consultant Jesse grew up on a family farm in Central Nebraska, where he worked throughout high school and college. Jesse currently serves as an owner and the CFO of Pittman Hough Farms, LLC. He was with Kennedy and Coe - a top 100 accounting firm with the main emphasis in agri-business accounting - for 18 years, the last ten of which he served as a member, partner and owner. While at Kennedy and Coe, Jesse was responsible for consulting with large agri-business operations throughout the United States on their financial models and organizational structures. He has a B.S. in Business with an emphasis in Accounting from the University of Nebraska. *Farmland Partners is headquartered in Denver, Colorado 5

Powerful Long-Term Dynamics Global Supply & Demand 99 million acres of urban conversion (2030) >38% population growth in 2050 > 400% in developing world GDP growth in 2060 Continued global water depletion Nearly 30% more in developing world meat consumption per capita in 2030 Declining rates of new cropland addition Sources: OECD, World Bank, FAO, U.S. Geological Survey 6 4.3% Projected Increase in Global Cropland Supply by 2050 45.5% Projected Increase in Global Grain Demand by 2050

Attractive Investment Characteristics Yield and crop optionality differentiate farmland from individual agricultural commodity investments Since 1991, farmland has offered consistently positive annual returns and lower volatility, leading to significant cumulative outperformance Farmland Cumulative Returns vs. Corn & Soybeans (1991 = 100) Farmland Corn Soybeans 1,400 1,200 1,000 800 600 400 200 0 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Farmland Annual Returns vs. Corn & Soybeans (non-cumulative) Farmland Corn Soybeans 150% 75% 0% (1) (75%) 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Sources: NCREIF, SNL Financial, FactSET and Economic Research Service/USDA 7 (1)

Attractive Investment Characteristics

- Farmland properties have regularly outperformed other real estate asset classes
- Since NCREIF began tracking farmland values in 1992, there has not been a year with negative total returns
- Since 2003, farmland has yielded total returns of 16.2%

2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
S&P 500 26.4%	Retail 23.0%	Farm 33.9%	Hotel 23.6%	Office 20.5%	Farm 15.8%	S&P 500 23.5%	Apartment 18.2%	Apartment 15.5%	Farm 18.6%	S&P 500 29.6%	Industrial 13.4%
Retail 17.1%	Farm 20.5%	Apartment 21.2%	Farm 21.2%	Timber 18.4%	Timber 9.5%	Farm 6.3%	Retail 12.8%	Farm 15.2%	S&P 500 13.4%	Farm 20.9%	Retail 13.1%
Farm 9.7%	Apartment 13.0%	Industrial 20.3%	Office 19.1%	Hotel 18.1%	Retail (4.1%)	Timber (4.8%)	S&P 500 12.8%	Industrial 14.6%	Retail 11.6%	Retail 12.9%	Farm 12.6%
Apartment 8.9%	Industrial 12.1%	Retail 20.0%	Industrial 17.0%	Farm 15.9%	Industrial (5.8%)	Retail (10.9%)	Office 11.7%	Retail 13.8%	Apartment 11.2%	Industrial 12.3%	Office 11.5%
Industrial 8.2%	Office 12.0%	Office 19.5%	Apartment 14.6%	Industrial 14.9%	Apartment (7.3%)	Apartment (17.5%)	Industrial 9.4%	Office 13.8%	Industrial 10.7%	Apartment 10.4%	S&P 500 11.4%
Timber 7.7%	Timber 11.2%	Timber 19.3%	Timber 13.7%	Retail 13.5%	Office (7.3%)	Industrial (17.9%)	Hotel 9.0%	Hotel 11.8%	Office 9.5%	Office 9.9%	Hotel 11.1%
Hotel 6.1%	Hotel 10.2%	Hotel 19.0%	S&P 500 13.6%	Apartment 11.4%	Hotel (9.4%)	Office (19.1%)	Farm 8.8%	Timber 1.6%	Hotel 8.3%	Timber 9.7%	Timber 10.5%
Office 5.7%	S&P 500 9.0%	S&P 500 3.0%	Retail 13.3%	S&P 500 3.5%	S&P 500 (38.5%)	Hotel (20.4%)	Timber (0.2%)	S&P 500 (0.0%)	Timber 7.8%	Hotel 7.7%	Apartment 10.3%

Source: National Council of Real Estate Investment Fiduciaries

FARMLAND PARTNERS FPI LISTED NYSE

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Attractive Investment Characteristics Price Appreciation + Current Yields = Powerful Total Returns Story Average Annual Returns and Standard Deviation: Farmland vs. Select Asset Classes (1995 – 2014) Annualized Returns Standard Deviation 25.0% 20.0% 15.0% 10.0% 6.4% 5.8% 5.0% Farmland (1) Apartments (1) Total REIT Return (2) Gold (5) All Commercial Real Estate (1) S&P 500 (3) Investment Grade Bonds (4) Sources: (1) (2) (3) (4) (5) NCREIF (2014) Bloomberg. Annual returns of the MCSI US REIT INDEX (RMS) Bloomberg. S&P 500 returns include dividends The BofA Merrill Lynch US Corporate Index (C0A0) Bloomberg 9 19.9%20.0% 12.7% 11.3% 7.3% 9.8%9.6% 8.2%8.1%7.8% 15.6% 7.0%

Attractive Investment Characteristics Capital Markets Opportunity Global Fundamentals Operating Environment Vs. Real Estate Alternatives: Vs. Commodity Alternatives: Near-zero Vacancy Up-front Rent Little or no Maintenance Capex or Property Taxes Supply Constraints No Obsolescence No Economic Depreciation Current Yield Crop Optionality Productivity Gains Long-term Drivers 10

Case Study: South Carolina Farm Improvements In December of 2014, the Company closed on a $28 million acquisition in South Carolina totaling over 6,000 acres and consisting of seven properties (collectively, the “Farms”) Company management worked with the farmer to design an improvement plan to increase the number of irrigated acres on the Farms, add tillable acres, and improve drainage Between February and May, work was completed to add irrigation to 2,000 acres including 22 new pivots and 16 new wells Timber was cleared to create an additional 190 tillable acres Drainage structures were improved and repaired to increase the productive capacity of the land Cost of the project was approximately $3.5 million o o o o Improvements were largely completed prior to the Farms being planted for the 2015 crop year These improvements allowed us to increase the rent on the Farms such that the cap rate went from 5.1% to 5.6% and, management believes, materially increased the value of the Farms o 11 The Company works with tenants to develop a plan for each farm to maximize that farm’s value and rent potential

Farmland Price Trends: Perception vs. Reality Contrary to speculative negative reports by the press, farmland values are not seeing significant declines in most of the United States As reported by the USDA, the United States farm real estate value increased 2.4% from 2014 values1 Arkansas: +7.0% Colorado: +6.7% Georgia: -0.9% Illinois: -0.3% Kansas: -1.0% Louisiana: +4.9% Michigan: +4.3% Mississippi: +3.4% Nebraska: -2.2% North Carolina: -0.2% South Carolina: 0.0% Virginia: 0.0% o o o o o o o o o o o o Recent Federal Reserve surveys in the primary agricultural regions highlighted generally stable farmland values per acre, as shown in the table below: +6.3% irrigated +2.0% irrigated +0.8% irrigated -2.1% irrigated -3.6% irrigated St. Louis4 -3.5% +14.8% +0.8% -2.5% +0.5% +1.8% irrigated +4.6% irrigated +3.6% irrigated +0.5% irrigated +7.0% irrigated Sources: (1) (2) (3) (4) (5) USDA, Agricultural Land Values Report (August 2015) Chicago Fed, AgLetter Kansas City Fed, Agricultural Credit Conditions St. Louis Fed, Agricultural Finance Monitor Dallas Fed, Agricultural Survey, Northern Louisiana 12 Dallas5+4.9% dryland+9.2% dryland+11.0% dryland+10.5% dryland+5.3% dryland Federal Reserve Report2Q13 to 2Q143Q13 to 3Q144Q13 to 4Q141Q14 to 1Q152Q14 to 2Q15 Chicago2+3%0%-3%+1%-3% Kansas City3+6.9% dryland+1.2% dryland+0.1% dryland+0.9% dryland-2.8% dryland

Land Value Increases U.S. real farmland prices have been steadily rising since the early 1990s, with more rapid increases occurring over the past several years U.S. Farmland Average Price per Acre (in 2009 dollars) (1990 – 2015) $3,000 $2,500 $2,000 $1,500 $1,000 $500 $0 1990 1995 2000 2005 2010 2015 Source: USDA 13